EXHIBIT 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 10, 2006, accompanying the 2005 and 2004 consolidated financial statements and schedules of Owens Mortgage Investment Fund contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts”.

/s/ Grant Thornton LLP

San Francisco, California

May 1, 2007